Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of March 30, 2008, and December 31, 2007, and for the three months ended March 30, 2008, and April 1, 2007. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended March 30, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,246.2	$515.9	$(21.9)	$1,740.2
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,052.9	406.7	(21.9)	1,437.7
Depreciation and amortization	0.8	46.0	27.8	–	74.6
Gain on sale of subsidiary	–	(7.1)	–	–	(7.1)
Selling, general and administrative	11.4	48.7	21.5	–	81.6
Equity in results of subsidiaries	(87.0)	–	–	87.0	–
Intercompany license fees	(16.7)	15.9	0.8	–	–
	(91.5)	1,156.4	456.8	65.1	1,586.8

Earnings (loss) before interest and taxes	91.5	89.8	59.1	(87.0)	153.4
Interest expense	(12.5)	(10.6)	(13.1)	–	(36.2)
Earnings (loss) before taxes	79.0	79.2	46.0	(87.0)	117.2
Tax provision	4.8	(31.5)	(10.5)	–	(37.2)
Minority interests	–	–	(0.1)	–	(0.1)
Equity in results of affiliates	–	0.4	3.5	–	3.9
Net earnings (loss)	$83.8	$48.1	$38.9	$(87.0)	$83.8

	UNAUDITED CONDENSED, CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended April 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,291.9	$432.3	$(30.0)	$1,694.2
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,088.1	336.2	(30.0)	1,394.3
Depreciation and amortization	0.8	42.3	21.9	–	65.0
Selling, general and administrative	12.3	45.3	24.6	–	82.2
Equity in results of subsidiaries	(84.1)	–	–	84.1	–
Intercompany license fees	(15.9)	15.7	0.2	–	–
	(86.9)	1,191.4	382.9	54.1	1,541.5

Earnings (loss) before interest and taxes	86.9	100.5	49.4	(84.1)	152.7
Interest expense	(10.0)	(13.7)	(14.2)	–	(37.9)
Earnings (loss) before taxes	76.9	86.8	35.2	(84.1)	114.8
Tax provision	4.3	(27.2)	(13.8)	–	(36.7)
Minority interests	–	–	(0.1)	–	(0.1)
Equity in results of affiliates	–	0.6	2.6	–	3.2
Net earnings (loss)	$81.2	$60.2	$23.9	$(84.1)	$81.2

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	March 30, 2008
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$17.1	$–	$72.8	$–	$89.9
Receivables, net	0.5	136.6	538.0	–	675.1
Inventories, net	–	771.9	362.1	–	1,134.0
Deferred taxes and other current assets	4.0	109.5	42.7	–	156.2
Total current assets	21.6	1,018.0	1,015.6	–	2,055.2

Property, plant and equipment, net	24.4	1,048.4	927.1	–	1,999.9
Investment in subsidiaries	2,437.0	413.9	81.0	(2,931.9)	–
Goodwill	–	740.8	1,211.8	–	1,952.6
Intangibles and other assets, net	102.4	174.8	161.3	–	438.5
Total assets	$2,585.4	$3,395.9	$3,396.8	$(2,931.9)	$6,446.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$54.8	$2.2	$252.1	$–	$309.1
Accounts payable	48.4	376.4	309.9	–	734.7
Accrued employee costs	15.1	115.2	62.3	–	192.6
Income taxes payable	11.1	23.5	(0.7)	–	33.9
Other current liabilities	36.9	127.4	61.2	–	225.5
Total current liabilities	166.3	644.7	684.8	–	1,495.8

Long-term debt	1,684.8	7.7	758.0	–	2,450.5
Intercompany borrowings	(825.0)	640.4	184.6	–	–
Employee benefit obligations	164.3	227.4	402.9	–	794.6
Deferred taxes and other liabilities	(62.3)	148.7	160.4	–	246.8
Total liabilities	1,128.1	1,668.9	2,190.7	–	4,987.7

Minority interests	–	–	1.2	–	1.2
Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	767.4	819.7	611.4	(1,431.1)	767.4
Retained earnings	1,839.1	990.2	274.5	(1,264.7)	1,839.1
Accumulated other comprehensive earnings (loss)	236.4	(82.9)	314.2	(231.3)	236.4
Treasury stock, at cost	(1,385.6)	–	–	–	(1,385.6)
Common shareholders’ equity	1,457.3	1,727.0	1,200.1	(2,927.1)	1,457.3
Total shareholders’ equity	1,457.3	1,727.0	1,204.9	(2,931.9)	1,457.3
Total liabilities and shareholders’ equity	$2,585.4	$3,395.9	$3,396.8	$(2,931.9)	$6,446.2

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2007
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$70.1	$1.9	$79.6	$–	$151.6
Receivables, net	1.1	164.9	416.7	–	582.7
Inventories, net	–	719.9	278.2	–	998.1
Deferred taxes and other current assets	25.8	53.5	31.2	–	110.5
Total current assets	97.0	940.2	805.7	–	1,842.9

Property, plant and equipment, net	24.4	1,047.5	869.3	–	1,941.2
Investment in subsidiaries	2,274.7	413.7	81.0	(2,769.4)	–
Goodwill	–	740.8	1,122.3	–	1,863.1
Intangibles and other assets, net	98.0	142.8	132.6	–	373.4
Total assets	$2,494.1	$3,285.0	$3,010.9	$(2,769.4)	$6,020.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$50.5	$2.5	$123.8	$–	$176.8
Accounts payable	99.4	387.9	276.3	–	763.6
Accrued employee costs	11.8	160.2	66.0	–	238.0
Income taxes payable	15.5	–	0.2	–	15.7
Other current liabilities	59.9	186.8	72.3	–	319.0
Total current liabilities	237.1	737.4	538.6	–	1,513.1

Long-term debt	1,448.4	9.6	723.8	–	2,181.8
Intercompany borrowings	(694.3)	514.3	180.0	–	–
Employee benefit obligations	180.9	229.7	388.4	–	799.0
Deferred taxes and other liabilities	(20.5)	62.7	140.9	–	183.1
Total liabilities	1,151.6	1,553.7	1,971.7	–	4,677.0

Minority interests	–	–	1.1	–	1.1
Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	760.3	819.7	642.8	(1,462.5)	760.3
Retained earnings	1,765.0	998.9	235.7	(1,234.6)	1,765.0
Accumulated other comprehensive earnings (loss)	106.9	(87.3)	154.8	(67.5)	106.9
Treasury stock, at cost	(1,289.7)	–	–	–	(1,289.7)
Common shareholders’ equity	1,342.5	1,731.3	1,033.3	(2,764.6)	1,342.5
Total shareholders’ equity	1,342.5	1,731.3	1,038.1	(2,769.4)	1,342.5
Total liabilities and shareholders’ equity	$2,494.1	$3,285.0	$3,010.9	$(2,769.4)	$6,020.6

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended March 30, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$83.8	$48.1	$38.9	$(87.0)	$83.8
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation and amortization	0.8	46.0	27.8	–	74.6
Gain on sale of subsidiary	–	(7.1)	–	–	(7.1)
Deferred taxes	(0.1)	2.1	(7.1)	–	(5.1)
Equity earnings of subsidiaries	(87.0)	–	–	87.0	–
Other, net	4.9	5.4	(28.4)	–	(18.1)
Working capital changes, net	(45.9)	(165.5)	(131.3)	–	(342.7)
Cash used in operating activities	(43.5)	(71.0)	(100.1)	–	(214.6)

Cash flows from investing activities
Additions to property, plant and equipment	(0.8)	(40.8)	(32.9)	–	(74.5)
Proceeds from sale of subsidiary, net	–	8.7	–	–	8.7
Investments in and advances to affiliates	(111.1)	103.4	7.7	–	–
Other, net	(2.8)	–	0.5	–	(2.3)
Cash provided by (used in) investing activities	(114.7)	71.3	(24.7)	–	(68.1)

Cash flows from financing activities
Long-term borrowings	270.0	–	0.7	–	270.7
Repayments of long-term borrowings	(30.0)	(2.2)	(0.1)	–	(32.3)
Change in short-term borrowings	(0.5)	–	114.2	–	113.7
Proceeds from issuances of common stock	6.4	–	–	–	6.4
Acquisitions of treasury stock	(131.5)	–	–	–	(131.5)
Common dividends	(9.6)	–	–	–	(9.6)
Other, net	0.4	–	–	–	0.4
Cash provided by (used in) financing activities	105.2	(2.2)	114.8	–	217.8

Effect of exchange rate changes on cash	–	–	3.2	–	3.2

Change in cash and cash equivalents	(53.0)	(1.9)	(6.8)	–	(61.7)
Cash and cash equivalents - beginning of period	70.1	1.9	79.6	–	151.6
Cash and cash equivalents - end of period	$17.1	$–	$72.8	$–	$89.9

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended April 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$81.2	$60.2	$23.9	$(84.1)	$81.2
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	0.8	42.3	21.9	–	65.0
Deferred taxes	(2.5)	(1.3)	(3.7)	–	(7.5)
Equity earnings of subsidiaries	(84.1)	–	–	84.1	–
Other, net	4.9	7.8	1.3	–	14.0
Working capital changes, excluding effects of acquisitions	(23.2)	(120.5)	(116.7)	–	(260.4)
Cash used in operating activities	(22.9)	(11.5)	(73.3)	–	(107.7)

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(25.9)	(61.2)	–	(88.1)
Investments in and advances to affiliates	(159.8)	40.1	119.7	–	–
Property insurance proceeds	–	−	48.6	−	48.6
Other, net	(0.6)	1.5	1.5	–	2.4
Cash provided by (used in) investing activities	(161.4)	15.7	108.6	–	(37.1)

Cash flows from financing activities
Long-term borrowings	215.0	–	0.6	–	215.6
Repayments of long-term borrowings	(95.0)	(4.4)	(4.3)	–	(103.7)
Change in short-term borrowings	55.7	–	(28.4)	–	27.3
Proceeds from issuances of common stock	11.0	–	–	–	11.0
Acquisitions of treasury stock	(98.5)	–	–	–	(98.5)
Common dividends	(10.2)	–	–	–	(10.2)
Other, net	3.0	–	–	–	3.0
Cash provided by (used in) financing activities	81.0	(4.4)	(32.1)	–	44.5

Effect of exchange rate changes on cash	–	–	−	–	−

Change in cash and cash equivalents	(103.3)	(0.2)	3.2	–	(100.3)
Cash and cash equivalents – beginning of period	110.3	2.3	38.9	–	151.5
Cash and cash equivalents – end of period	$7.0	$2.1	$42.1	$–	$51.2